                                                                  EXHIBIT 99.4

                                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                                     Condensed Consolidated Balance Sheets
                                                  (unaudited)


                                                                                 JUNE 30,           DECEMBER 31,
                                                                                   2005                 2004
                                                                          --------------------  ----------------
                                                                                      amounts in millions
ASSETS
Current assets:

     Cash and cash equivalents                                               $         1,376              1,387
     Trade and other receivables, net                                                    922              1,035
     Inventory, net                                                                      623                712
     Derivative instruments (note 7)                                                   1,286                827
     Other current assets                                                                677                615
                                                                             ---------------    ---------------
         Total current assets                                                          4,884              4,576
                                                                             ---------------    ---------------


Investments in available-for-sale securities and other cost investments
     (note 5)                                                                         19,560             21,847

Long-term derivative instruments (note 7)                                              1,173              1,601

Investments in affiliates, accounted for using the equity method                         682                784

Property and equipment, at cost                                                        1,668              1,637
Accumulated depreciation                                                                (562)              (504)
                                                                             ---------------    ---------------
                                                                                       1,106              1,133
                                                                             ---------------    ---------------
Intangible assets not subject to amortization:

     Goodwill (note 6)                                                                 6,978              6,938
     Trademarks                                                                        2,385              2,385
                                                                             ---------------    ---------------
                                                                                       9,363              9,323
                                                                             ---------------    ---------------

Intangible assets subject to amortization, net                                         4,255              4,436
Other assets, at cost, net of accumulated amortization                                   798                765
Assets of discontinued operations (note 4)                                             5,584              5,716
                                                                             ---------------    ---------------

         Total assets                                                        $        47,405             50,181
                                                                             ===============    ===============


                                                                    (continued)

                                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                               Condensed Consolidated Balance Sheets, continued
                                                  (unaudited)



                                                                                 JUNE 30,           DECEMBER 31,
                                                                                   2005                 2004
                                                                         --------------------  -----------------
                                                                                      amounts in millions
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

     Accounts payable                                                        $           400                424
     Accrued liabilities                                                                 676                788
     Accrued stock-based compensation                                                    160                235
     Program rights payable                                                              138                200
     Derivative instruments (note 7)                                                   1,499              1,179
     Other current liabilities                                                           380                285
                                                                             ---------------    ---------------
         Total current liabilities                                                     3,253              3,111
                                                                             ---------------    ---------------

Long-term debt (note 8)                                                                8,057              8,566
Long-term derivative instruments (note 7)                                              1,050              1,812
Deferred income tax liabilities                                                        8,928              9,701
Other liabilities                                                                        922                801
Liabilities of discontinued operations (note 4)                                        1,177              1,305
                                                                             ---------------    ---------------
         Total liabilities                                                            23,387             25,296
                                                                             ---------------    ---------------

Minority interests in equity of subsidiaries                                             273                299

Stockholders' equity (note 9):
     Preferred stock, $.01 par value.  Authorized
        50,000,000 shares; no shares issued                                               --                 --
     Series A common stock, $.01 par value.  Authorized 4,000,000,000 shares; issued and outstanding 2,681,317,190 shares at June 30,
        2005 and 2,678,895,158 shares at December 31, 2004                                27                 27
     Series B common stock, $.01 par value.  Authorized 400,000,000 shares; issued 131,062,825 shares at June 30, 2005 and
        December 31, 2004                                                                  1                  1
     Additional paid-in-capital                                                       33,792             33,765
     Accumulated other comprehensive earnings, net of taxes                            3,195              4,227
     Unearned compensation                                                               (47)               (64)
     Accumulated deficit                                                             (13,098)           (13,245)
                                                                             ---------------    ---------------
                                                                                      23,870             24,711
     Series B common stock held in treasury, at cost (10,000,000 shares)                (125)              (125)
                                                                             ---------------    ---------------
         Total stockholders' equity                                                   23,745             24,586
                                                                             ---------------    ---------------

Commitments and contingencies (note 10)
         Total liabilities and stockholders' equity                          $        47,405             50,181
                                                                             ===============    ===============


See accompanying notes to condensed consolidated financial statements.

                                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                                Condensed Consolidated Statements of Operations
                                                  (unaudited)


                                                                    THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                         JUNE 30,                              JUNE 30,
                                                          -----------------------------------   --------------------------------
                                                                 2005                2004              2005                 2004
                                                          ----------------   ----------------   ----------------    ------------
                                                                                     amounts in millions,
                                                                                   except per share amounts

Revenue:
     Net sales from electronic retailing                    $       1,479              1,289              2,943               2,572
     Communications and programming services                          360                352                717                 675
                                                            -------------  -----------------  -----------------   -----------------
                                                                    1,839              1,641              3,660               3,247
                                                            -------------  -----------------  -----------------   -----------------
Operating costs and expenses:
     Cost of sales--electronic retailing services                     922                804              1,836               1,615
     Operating                                                        382                318                756                 628
     Selling, general and administrative ("SG&A")                     167                172                338                 326
     Stock-based compensation--SG&A (note 2)                           19                  9                 17                  10
     Litigation settlements                                            --                 --                 --                 (42)
     Depreciation and amortization                                    161                160                322                 322
                                                            -------------  -----------------  -----------------   -----------------
                                                                    1,651              1,463              3,269               2,859
                                                            -------------  -----------------  -----------------   -----------------

         Operating income                                             188                178                391                 388

Other income (expense):
     Interest expense                                                (146)              (149)              (295)               (298)
     Dividend and interest income                                      23                 28                 65                  73
     Share of earnings of affiliates, net                               6                  8                 11                   5
     Realized and unrealized gains (losses) on financial
         instruments, net (note 7)                                   (288)              (374)               480                (583)
     Gains (losses) on dispositions of assets, net                     17                 14               (363)                232
     Nontemporary declines in fair value of investments                --               (128)                --                (128)
     Other, net                                                       (24)                (4)               (30)                 15
                                                            -------------  -----------------  -----------------   -----------------
                                                                     (412)              (605)              (132)               (684)
                                                            -------------  -----------------  -----------------   -----------------

        Earnings (loss) from continuing operations before
           income taxes and minority interests                       (224)              (427)               259                (296)
Income tax benefit (expense)                                          102                 98               (123)                 38
Minority interests in earnings of subsidiaries                         (4)                (5)               (23)                 (5)
                                                            -------------  -----------------  -----------------   -----------------

        Earnings (loss) from continuing operations                   (126)              (334)               113                (263)
Discontinued operations, net of taxes (note 4)                         19                 20                 34                 (61)
                                                            -------------  -----------------  -----------------   -----------------

        Net earnings (loss)                                 $        (107)              (314)               147                (324)
                                                            =============  =================  =================   =================

Earnings (loss) per common share (note 3):
    Basic and diluted earnings (loss) from continuing
       operations                                           $       (.04)              (.11)               .04                (.09)
    Discontinued operations                                           --                 --                .01                (.02)
                                                            -------------  -----------------  ----------------    ----------------
    Basic and diluted earnings (loss)                       $       (.04)              (.11)               .05                (.11)
                                                            ============   ================   ================    ================


See accompanying notes to condensed consolidated financial statements.

                              LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                        Condensed Consolidated Statements of Comprehensive Loss
                                              (unaudited)


                                                                    THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                         JUNE 30,                              JUNE 30,
                                                          -----------------------------------   --------------------------------
                                                                 2005                2004              2005                 2004
                                                          ----------------   ----------------   ----------------    ------------
                                                                                      amounts in millions

Net earnings (loss)                                         $        (107)              (314)               147                (324)
                                                            -------------  -----------------  -----------------   -----------------

Other comprehensive earnings (loss), net of taxes:
     Foreign currency translation adjustments                         (76)                (3)                31                 (23)
     Recognition of previously unrealized foreign currency
        translation losses                                              6                 --                312                  --
     Unrealized holding gains (losses) arising during the
        period                                                         95                 11             (1,308)                387
     Recognition of previously unrealized losses (gains)
        on available-for-sale securities, net                         (12)                70                (60)                (35)
     Other comprehensive loss from discontinued operations             (2)               (84)                (7)                (64)
                                                            -------------  -----------------  -----------------   -----------------
     Other comprehensive earnings (loss)                               11                 (6)            (1,032)                265
                                                            -------------  -----------------  -----------------   -----------------

Comprehensive loss                                          $         (96)              (320)              (885)                (59)
                                                            =============  =================  =================   =================


See accompanying notes to condensed consolidated financial statements.

                                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                                Condensed Consolidated Statements of Cash Flows
                                                  (unaudited)

                                                                                        SIX MONTHS ENDED
                                                                                             JUNE 30,
                                                                                --------------------------------
                                                                                      2005              2004
                                                                                ----------------    ------------
                                                                                       amounts in millions
  Cash flows from operating activities:
       Earnings (loss) from continuing operations                               $        113                (263)
       Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
          Depreciation and amortization                                                  322                 322
          Stock-based compensation                                                        17                  10
          Payments of stock-based compensation                                           (69)                 --
          Noncash interest expense                                                        50                  48
          Share of earnings of affiliates, net                                           (11)                 (5)
          Realized and unrealized losses (gains) on financial instruments,
             net                                                                        (480)                583
          Losses (gains) on disposition of assets, net                                   363                (232)
          Nontemporary declines in fair value of investments                              --                 128
          Minority interests in earnings of subsidiaries                                  23                   5
          Deferred income tax expense (benefit)                                           17                (165)
          Other noncash charges (credits), net                                            49                 (12)
          Changes in operating assets and liabilities, net of the effects of acquisitions:
               Receivables                                                               104                  70
               Inventory                                                                  80                 (71)
               Other current assets                                                     (110)               (183)
               Payables and other current liabilities                                    (68)                168
                                                                                ------------   -----------------
               Net cash provided by operating activities                                 400                 403
                                                                                ------------   -----------------

  Cash flows from investing activities:
       Cash proceeds from dispositions                                                    52                 495
       Premium proceeds from origination of derivatives                                   17                  --
       Net proceeds (payments) from settlement of derivatives                            (14)                103
       Capital expended for property and equipment                                       (94)                (91)
       Net sales of short term investments                                               201                 163
       Investments in and loans to equity affiliates                                      --                 (20)
       Investments in and loans to cost investees                                         --                (938)
       Cash paid for acquisitions, net of cash acquired                                   --                 (93)
       Other investing activities, net                                                   (10)                 --
                                                                                ------------   -----------------
               Net cash provided (used) by investing activities                          152                (381)
                                                                                ------------   -----------------

  Cash flows from financing activities:
       Borrowings of debt                                                                861                  --
       Repayments of debt                                                             (1,432)               (154)
       Repurchases of subsidiary common stock                                            (60)                (96)
       Other financing activities, net                                                    74                  27
                                                                                ------------   -----------------
               Net cash used by financing activities                                    (557)               (223)
                                                                                ------------   -----------------

               Net cash provided to discontinued operations (note 4)                      (6)               (864)
                                                                                ------------   -----------------

               Net decrease in cash and cash equivalents                                 (11)             (1,065)
               Cash and cash equivalents at beginning of period                        1,387               2,966
                                                                                ------------   -----------------
               Cash and cash equivalents at end of period                       $      1,376               1,901
                                                                                ============   =================


See accompanying notes to condensed consolidated financial statements.

                              LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                       Condensed Consolidated Statement of Stockholders' Equity
                                              (unaudited)

                                    Six months ended June 30, 2005


                                                                                              ACCUMULATED
                                                        COMMON STOCK         ADDITIONAL         OTHER
                                          PREFERRED  -------------------      PAID-IN        COMPREHENSIVE         UNEARNED
                                            STOCK    SERIES A   SERIES B      CAPITAL       EARNINGS, NET        COMPENSATION
                                       ------------- --------   --------  ----------------------------------- ---------------
                                                                         amounts in millions

Balance at January 1, 2005               $        --       27           1        33,765              4,227                 (64)
    Net earnings                                  --       --          --            --                 --                  --
    Other comprehensive loss                      --       --          --            --             (1,032)                 --
    Issuance of common stock upon
       exercise of stock options                  --       --          --             9                 --                  --
    Issuance of common stock for
       investment in
       available-for-sale security                --       --          --            14                 --                  --
    Amortization of deferred
       compensation                               --       --          --            --                 --                  16
    Cancellation of restricted stock              --       --          --            (1)                --                   1
    Stock compensation for Liberty
       options held by Liberty Global,
       Inc. ("LGI") employees                     --       --          --             1                 --                  --
    Stock compensation for LGI options
       held by Liberty employees                  --       --          --             1                 --                  --
    Other                                         --       --          --             3                 --                  --
                                         -----------  ------- ----------- -------------    ---------------   ------------------
Balance at June 30, 2005                 $        --       27           1        33,792              3,195                 (47)
                                         ===========  ======= =========== =============    ===============   =================


                                                                        TOTAL
                                       ACCUMULATED    TREASURY      STOCKHOLDERS'
                                         DEFICIT       STOCK            EQUITY
                                      ------------- ---------       -------------
                                                   amounts in millions

Balance at January 1, 2005               (13,245)       (125)      24,586
    Net earnings                         147          --              147
    Other comprehensive loss              --          --           (1,032)
    Issuance of common stock upon
       exercise of stock options          --          --                9
    Issuance of common stock for
       investment in
       available-for-sale security        --          --               14
    Amortization of deferred
       compensation                       --          --               16
    Cancellation of restricted stock      --          --               --
    Stock compensation for Liberty
       options held by Liberty Global,
       Inc. ("LGI") employees             --          --                1
    Stock compensation for LGI options
       held by Liberty employees          --          --                1
    Other                                 --          --                3
                                         -------    -----          ------
Balance at June 30, 2005                 (13,098)   (125)          23,745
                                         =======    =====          ======


See accompanying notes to condensed consolidated financial statements.

                                LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                           Notes to Condensed Consolidated Financial Statements

                                               June 30, 2005
                                                (unaudited)

(1)      BASIS OF PRESENTATION

         The accompanying condensed consolidated financial statements include the accounts of Liberty Media Corporation and its controlled subsidiaries (collectively, "Liberty" or the "Company," unless the context otherwise requires). All significant intercompany accounts and transactions have been eliminated in consolidation.

         Liberty is a holding company which, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries in the United States, Europe and Asia.

         The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for such periods have been included. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in Liberty's Annual Report on Form 10-K for the year ended December 31, 2004.

         The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Liberty considers (i) the estimate of the fair value of its long-lived assets (including goodwill) and any resulting impairment charges, (ii) the fair value of its derivative instruments and (iii) its assessment of other-than-temporary declines in fair value of its investments to be its most significant estimates.

         Liberty holds a number of investments that are accounted for using the equity method. Liberty does not control the decision making process or business management practices of these affiliates. Accordingly, Liberty relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that Liberty uses in the application of the equity method. In addition, Liberty relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Liberty's condensed consolidated financial statements.

         Certain prior period amounts have been reclassified for comparability with the 2005 presentation.

(2)      STOCK-BASED COMPENSATION

         The Company has granted to certain of its employees options, stock appreciation rights ("SARs") and options with tandem SARs (collectively, "Awards") to purchase shares of Liberty Series A and Series B common stock.

         The Company accounts for compensation expense related to its Awards pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion No. 25"). All of the Company's Awards are accounted for as variable plan awards, and compensation is recognized based upon the percentage of the options that are vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to its options. Compensation expense for SARs and options with tandem SARs is the same under APB Opinion No. 25 and Statement 123. Accordingly, no pro forma adjustment for such Awards is included in the following table.


                                                                THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                     JUNE 30,                      JUNE 30,
                                                          -----------------------------  --------------------------
                                                               2005            2004           2005            2004
                                                          ------------    -------------  ------------    ---------
                                                                              amounts in millions,
                                                                            except per share amounts

         Earnings (loss) from continuing operations       $       (126)           (334)           113            (263)
             Add stock-based compensation as determined
                under the intrinsic value method, net
                of taxes                                             1               1              2               2
             Deduct stock-based compensation as
                determined under the fair value method,
                net of taxes                                        (8)            (12)           (17)            (21)
                                                          ------------    ------------   ------------    ------------

         Pro forma earnings (loss) from continuing
             operations                                   $       (133)           (345)            98            (282)
                                                          ============    ============   ============    ============

         Basic and diluted earnings (loss) from continuing operations per share:
             As reported                                  $      (.04)            (.11)          .04             (.09)
             Pro forma                                    $      (.05)            (.12)          .04             (.10)


         In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "SHARE-BASED PAYMENTS" ("Statement 123R"). Statement 123R, which is a revision of Statement 123 and supersedes APB Opinion No. 25, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on transactions in which an entity obtains employee services. Statement 123R generally requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Statement 123R also requires companies to measure the cost of employee services received in exchange for an award of liability instruments (such as stock appreciation rights) based on the current fair value of the award, and to remeasure the fair value of the award at each reporting date.

         Public companies, such as Liberty, were originally required to adopt Statement 123R as of the beginning of the first interim period that begins after June 15, 2005. On April 14,

         2005, the Securities and Exchange Commission amended the effective date to the beginning of a registrant's next fiscal year, or January 1, 2006 for calendar-year companies, such as Liberty. Accordingly, the provisions of Statement 123R will affect the accounting for all awards granted, modified, repurchased or cancelled after January 1, 2006. The accounting for awards granted, but not vested, prior to January 1, 2006 will also be impacted. The provisions of Statement 123R allow companies to adopt the standard on a prospective basis or to restate all periods for which Statement 123 was effective. Liberty expects to adopt Statement 123R on a prospective basis, and will include in its financial statements for periods that begin after December 31, 2005 pro forma information as though the standard had been adopted for all periods presented.

         While Liberty has not yet quantified the impact of adopting Statement 123R, it believes that such adoption could have a significant impact on its operating income and net earnings in the future.

(3)      EARNINGS (LOSS) PER COMMON SHARE

         Basic earnings (loss) per common share ("EPS") is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented. The basic EPS calculation is based on 2,795 million and 2,917 million for the three months ended June 30, 2005 and 2004, respectively, and 2,794 million and 2,910 million weighted average shares outstanding for the six months ended June 30, 2005 and 2004, respectively. The diluted EPS calculation for the six months ended June 30, 2005 includes 12.9 million dilutive securities. However, due to the relative insignificance of these dilutive securities, their inclusion does not impact the EPS amount as reported in the accompanying condensed consolidated statement of operations. Excluded from diluted EPS for the six months ended June 30, 2005 and 2004 are 56.8 million and 88.4 million potential common shares, respectively, because their inclusion would be anti-dilutive.

(4)      DISCONTINUED OPERATIONS

         SPIN OFF OF LIBERTY MEDIA INTERNATIONAL, INC. ("LMI")

         On June 7, 2004 (the "LMI Spin Off Date"), Liberty completed the spin off (the "LMI Spin Off") of its wholly-owned subsidiary, LMI, to its shareholders. Substantially all of the assets and businesses of LMI were attributed to Liberty's former International Group segment. In connection with the LMI Spin Off, holders of Liberty common stock on June 1, 2004 (the "LMI Record Date") received 0.05 of a share of LMI Series A common stock for each share of Liberty Series A common stock owned at 5:00 p.m. New York City time on the LMI Record Date and 0.05 of a share of LMI Series B common stock for each share of Liberty Series B common stock owned at 5:00 p.m. New York City time on the LMI Record Date. The LMI Spin Off is intended to qualify as a tax-free spin off. For accounting purposes, the LMI Spin Off is deemed to have occurred on June 1, 2004, and no gain or loss was recognized by Liberty in connection with the LMI Spin Off.

         In addition to the assets in Liberty's International Group operating segment, Liberty also contributed certain monetary assets to LMI in connection with the LMI Spin Off.

         DMX MUSIC

         During the fourth quarter of 2004, the executive committee of the board of directors of Liberty approved a plan to dispose of Liberty's approximate 56% ownership interest in Maxide Acquisition, Inc. (d/b/a DMX Music, "DMX"). DMX is principally engaged in programming, distributing and marketing digital and analog music services to homes and businesses and was included in Liberty's Networks Group operating segment. On

         February 14, 2005, DMX commenced proceedings under Chapter
         11 of the United States Bankruptcy Code. As a result of marketing efforts conducted prior to the bankruptcy filing, DMX entered into an arrangement, which was subject to the approval by the Bankruptcy Court, to sell substantially all of its operating assets to an independent third party. Other prospective buyers had an opportunity to submit offers to purchase all or a portion of those assets by May 6, 2005. On May 9, 2005, a public auction was conducted at which the aforementioned independent third party was the successful bidder. The results of that auction were approved by the Bankruptcy Court on May 10, 2005. On May 16, 2005, the Bankruptcy Court entered its written order approving the transaction, and the sale transaction has been consummated. As a result of the DMX bankruptcy filing, Liberty has deconsolidated DMX. For financial reporting purposes such deconsolidation was deemed to be effective January 1, 2005.

         SPIN OFF OF DISCOVERY HOLDING COMPANY

         On July 21, 2005, Liberty completed the spin-off of a newly formed subsidiary, Discovery Holding Company ("DHC"). DHC's assets were comprised of Liberty's 100% ownership interest in Ascent Media Group, LLC. ("Ascent Media"), Liberty's 50% ownership interest in Discovery Communications, Inc. ("Discovery") and $200 million in cash. The spin off is intended to qualify as a tax-free distribution of DHC's shares to Liberty's shareholders. Upon completion of this transaction, DHC is a separate publicly traded company. This transaction will be accounted for at historical cost due to the pro rata nature of the distribution.

         The condensed consolidated financial statements and accompanying notes of Liberty have been prepared to reflect LMI, DMX and DHC as discontinued operations. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of LMI (for periods prior to the LMI Spin Off Date), DMX (for periods prior to January 1, 2005) and DHC (for all periods) have been excluded from the respective captions in the accompanying condensed consolidated balance sheets, statements of operations, statements of comprehensive earnings (loss) and statements of cash flows and have been reported under the heading of discontinued operations in such condensed consolidated financial statements.

         Certain combined financial information for LMI and DMX, which is included in loss from discontinued operations for the six months ended June 30, 2004, is as follows (amounts in millions):


                  Revenue                                                       $     1,045
                  Loss before income taxes and minority interests               $      (160)


         Summarized combined balance sheet and statement of operations data for DHC (excluding the $200 million cash contribution) is presented in the table below.

         COMBINED BALANCE SHEETS


                                                                            JUNE 30,       DECEMBER 31,
                                                                              2005            2004
                                                                        --------------    ------------
                                                                                  amounts in millions

         ASSETS

         Cash and cash equivalents                                        $          11                   22
         Other current assets                                                       168                  178
         Equity investments                                                       2,984                2,950
         Property and equipment, net                                                270                  259
         Goodwill                                                                 2,135                2,135
         Other assets                                                                16                   21
                                                                          -------------   ------------------
             Total assets                                                 $       5,584                5,565
                                                                          =============   ==================

         LIABILITIES AND EQUITY

         Current liabilities                                              $          89                  108
         Deferred tax liabilities                                                 1,059                1,021
         Other liabilities                                                           29                   25
         Equity                                                                   4,407                4,411
                                                                          -------------   ------------------
             Total liabilities and equity                                 $       5,584                5,565
                                                                          =============   ==================


         COMBINED STATEMENTS OF OPERATIONS


                                                                                     SIX MONTHS ENDED
                                                                                         JUNE 30,
                                                                             -----------------------------
                                                                                  2005                2004
                                                                             ------------       ----------
                                                                                    amounts in millions

         Revenue                                                             $        352                306
         Operating expenses                                                          (313)              (258)
         Stock-based compensation                                                      (4)                (1)
         Depreciation and amortization                                                (37)               (35)
                                                                             ------------       ------------
             Operating income (loss)                                                   (2)                12

         Share of earnings of Discovery                                                38                 38
         Income tax expense                                                            (9)               (17)
                                                                             ------------       ------------
             Net earnings                                                    $         27                 33
                                                                             ============       ============


Cash provided to discontinued operations is comprised of the following activities:

                                                                       SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                     ----------------------
                                                                      2005            2004
                                                                     ------          ------
                                                                       amounts in millions
     Cash provided by operating activities                          $    31             170
     Cash used by investing activities                                  (47)           (201)
     Cash provided by financing activities                               --             995
     Change in available cash held by discontinued operations            10          (1,828)
                                                                    -------          ------
     Net cash provided to discontinued operations                   $    (6)           (864)
                                                                    =======          ======

(5)      INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

         Investments in available-for-sale securities and other cost investments are summarized as follows:


                                                                               JUNE 30,         DECEMBER 31,
                                                                                 2005               2004
                                                                          ------------------   -------------
                                                                                 amounts in millions

         News Corporation                                                 $      8,422               9,667
         IAC/InterActiveCorp                                                     3,325               3,824
         Time Warner Inc.(1)                                                     2,861               3,330
         Sprint Corporation                                                      2,315               2,342
         Motorola, Inc.(2)                                                       1,351               1,273
         Viacom, Inc.                                                              486                 552
         Other available-for-sale equity securities(3)                             616                 471
         Other available-for-sale debt securities(4)                               106                 304
         Other cost investments and related receivables                             84                  87
                                                                          ------------    ----------------
                                                                                19,566              21,850
             Less short-term investments                                            (6)                 (3)
                                                                          ------------    ----------------
                                                                          $     19,560              21,847
                                                                          ============    ================


         ----------
         (1) Includes $152 million and $176 million of shares pledged as collateral for share borrowing arrangements at June 30, 2005 and December 31, 2004, respectively.

         (2) Includes $694 million and $654 million of shares pledged as collateral for share borrowing arrangements at June 30, 2005 and December 31, 2004, respectively.

         (3) Includes $89 million and $77 million of shares pledged as collateral for share borrowing arrangements at June 30, 2005 and December 31, 2004, respectively.

         (4) At June 30, 2005, other available-for-sale debt securities include $95 million of investments in third-party marketable debt securities held by Liberty parent and $11 million of such securities held by subsidiaries of Liberty. At December 31, 2004, such investments aggregated $276 million and $28 million, respectively.

         UNREALIZED HOLDING GAINS AND LOSSES

         Unrealized holding gains and losses related to investments in available-for-sale securities are summarized below.

                                                              JUNE 30, 2005                  DECEMBER 31, 2004
                                                     -----------------------------   -------------------------
                                                         EQUITY          DEBT            EQUITY           DEBT
                                                       SECURITIES     SECURITIES       SECURITIES      SECURITIES
                                                     -------------  -------------    -------------   ------------
                                                                           amounts in millions

         Gross unrealized holding gains              $       5,492             18            7,292              19
         Gross unrealized holding losses             $        (413)            --              (15)             --


         The aggregate fair value of securities with unrealized holding losses at June 30, 2005 was $3,883 million. None of these securities had unrealized losses for more than 12 continuous months.

(6)      INTANGIBLE ASSETS

         GOODWILL

         Changes in the carrying amount of goodwill for the six months ended June 30, 2005 are as follows:


                                                                          STARZ
                                                                      ENTERTAINMENT
                                                          QVC            GROUP LLC        OTHER       TOTAL
                                                          ---      -------------------    -----       -----
                                                                        amounts in millions

         Balance at January 1, 2005                   $    4,048              1,383         1,507       6,938
             Foreign currency translation                     39                 --            --          39
             Other                                             4                 --            (3)          1
                                                      ----------   ----------------     ---------   ---------
         Balance at June 30, 2005                     $    4,091              1,383         1,504       6,978
                                                      ==========   ================     =========   =========


         AMORTIZABLE INTANGIBLE ASSETS

         Amortization of intangible assets with finite useful lives was $237 million and $239 million for the six months ended June 30, 2005 and 2004, respectively. Based on its current amortizable intangible assets, Liberty expects that amortization expense will be as follows for the next five years (amounts in millions):



                  Remainder of 2005                     $   242
                  2006                                  $   445
                  2007                                  $   400
                  2008                                  $   365
                  2009                                  $   343

(7)      DERIVATIVE INSTRUMENTS

         The Company's derivative instruments are summarized as follows:


                       TYPE OF                                                   JUNE 30,           DECEMBER 31,
                     DERIVATIVE                                                    2005                 2004
        -----------------------------------                                    -------------       -------------
                                                                                    amounts in millions
        ASSETS

             Equity collars                                                    $       2,093                 2,016
             Put spread collars                                                          296                   291
             Other                                                                        70                   121
                                                                               -------------     -----------------
                                                                                       2,459                 2,428
             Less current portion                                                     (1,286)                 (827)
                                                                               -------------     -----------------
                                                                               $       1,173                 1,601
                                                                               =============     =================

        LIABILITIES

             Exchangeable debenture call option obligations                    $         874                 1,102
             Put options                                                                 515                   445
             Equity collars                                                              121                   398
             Borrowed shares                                                             935                   907
             Other                                                                       104                   139
                                                                               -------------     -----------------
                                                                                       2,549                 2,991
             Less current portion                                                     (1,499)               (1,179)
                                                                               -------------     -----------------
                                                                               $       1,050                 1,812
                                                                               =============     =================


         Realized and unrealized gains (losses) on financial instruments are comprised of the following:


                                                                                      SIX MONTHS ENDED
                                                                                          JUNE 30,
                                                                             ------------------------------
                                                                                    2005               2004
                                                                             ---------------     ----------
                                                                                      amounts in millions
             Change in fair value of exchangeable debenture call option
                features                                                         $       228                70
             Change in fair value of equity collars                                      349              (453)
             Change in fair value of put options                                         (71)              (12)
             Change in fair value of borrowed shares                                     (28)             (162)
             Change in fair value of put spread collars                                    5                 5
             Change in fair value of other derivatives                                    (3)              (31)
                                                                                 -----------     -------------

                                                                                 $       480              (583)
                                                                                 ===========     =============


(8)      LONG-TERM DEBT

         Debt is summarized as follows:


                                                                                OUTSTANDING            CARRYING VALUE
                                                                                 PRINCIPAL   --------------------------------
                                                                                 JUNE 30,         JUNE 30,       DECEMBER 31,
                                                                                   2005             2005             2004
                                                                           ----------------- -------------- -----------------
                                                                                            amounts in millions
         Parent company debt:
             Senior notes and debentures
                3.5% Senior Notes due 2006                                    $          224             224            513
                Floating Rate Senior Notes due 2006                                    1,398           1,398          2,463
                7.875% Senior Notes due 2009                                             716             711            711
                7.75% Senior Notes due 2009                                              234             235            235
                5.7% Senior Notes due 2013                                               802             800            800
                8.5% Senior Debentures due 2029                                          500             495            495
                8.25% Senior Debentures due 2030                                         959             952            951
             Senior exchangeable debentures

                4% Senior Exchangeable Debentures due 2029                               869             250            249
                3.75% Senior Exchangeable Debentures due 2030                            810             229            228
                3.5% Senior Exchangeable Debentures due 2031                             600             233            231
                3.25% Senior Exchangeable Debentures due 2031                            559             118            118
                0.75% Senior Exchangeable Debentures due 2023                          1,750           1,512          1,473
                                                                              --------------     ----------- --------------
                                                                                       9,421           7,157          8,467
         QVC bank credit facility                                                        800             800             --
         Other subsidiary debt                                                           110             110            109
                                                                              --------------     ----------- --------------

             Total debt                                                       $       10,331           8,067          8,576
                                                                              ==============
                Less current maturities                                                                  (10)           (10)
                                                                                                 ----------- --------------

             Total long-term debt                                                                $     8,057          8,566
                                                                                                 =========== ==============


         PARENT COMPANY DEBT

         During the six months ended June 30, 2005, and pursuant to a previously announced debt reduction plan, Liberty retired $1,355 million principal amount of its parent company debt (primarily comprised of its senior notes) for aggregate cash consideration of $1,367 million plus accrued interest. In connection with these debt retirements,

         Liberty recognized a loss on early extinguishment of debt of $13 million, which is included in other income (expense) in the accompanying condensed consolidated statement of operations.

         QVC BANK CREDIT FACILITY

         Effective May 20, 2005, QVC entered into a $2 billion bank credit facility (the "QVC Credit Facility"). The QVC Credit Facility is comprised of an $800 million term loan that was drawn at closing, a $400 million U.S. dollar term loan that can be drawn at any time before September 30, 2006, a $400 million multi-currency term loan that can be drawn at any time before September 30, 2006, a $200 million U.S. dollar revolving loan and a $200 million multi-currency revolving loan. The foregoing multi-currency loans can be made, at QVC's option, in U.S. dollars, Japanese yen, U.K. pound sterling or euros. All loans are due and payable on May 20, 2010, and accrue interest, at the option of QVC, at LIBOR plus an applicable margin or the Alternative Base Rate, as defined in the QVC Credit Facility, plus an applicable margin. QVC is required to pay a commitment fee quarterly in arrears on the unused portion of the commitments.

         OTHER SUBSIDIARY DEBT

         Other subsidiary debt at June 30, 2005, is comprised primarily of capitalized satellite transponder lease obligations.

         FAIR VALUE OF DEBT

         Liberty estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to Liberty for debt of the same remaining maturities. The fair value of Liberty's publicly traded debt securities at June 30, 2005 is as follows (amounts in millions):


                 Fixed rate senior notes                                        $    1,979
                 Floating Rate Notes                                            $    1,370
                 Senior debentures                                              $    1,485
                 Senior exchangeable debentures, including call option
                     obligation                                                 $    3,794


         Liberty believes that the carrying amount of its subsidiary debt approximated fair value at June 30, 2005.

(9)      STOCKHOLDERS' EQUITY

         As of June 30, 2005, there were 45.8 million shares of Liberty Series A common stock and 28.2 million shares of Liberty Series B common stock reserved for issuance under exercise privileges of outstanding stock options and warrants.

         At December 31, 2004, Liberty had entered into zero-strike call spreads ("Z-Call") with respect to six million shares of its Series A common stock. The Z-Call is comprised of a call option purchased by Liberty from the counterparty with a zero strike price and a similar call option purchased by the counterparty from Liberty with a strike price equal to the market price of the Series A common stock on the date of execution (the "Counterparty Strike Price"). Upon expiration of the Z-Call, Liberty can purchase the subject shares of Series A common stock from the counterparty for no additional cost, and the counterparty can purchase the same shares from Liberty at the Counterparty Strike Price, or the parties can net cash settle. Liberty accounted for the Z-Calls pursuant to Statement of Financial Accounting Standards No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY"

         ("Statement 150"). Liberty net cash settled all of its Z-Calls during the first quarter of 2005 for net cash proceeds of $63 million, which primarily represented the return of collateral posted by Liberty in 2004. Changes in the fair value of the Z-Calls prior to settlement are included in realized and unrealized gains (losses) on financial instruments in the accompanying condensed consolidated statement of operations.

(10)     COMMITMENTS AND CONTINGENCIES

         FILM RIGHTS

         Starz Entertainment Group LLC ("SEG"), a wholly-owned subsidiary of Liberty, provides premium video programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States. SEG has entered into agreements with a number of motion picture producers which obligate SEG to pay fees ("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance of Programming Fees for films that were available for exhibition by SEG at June 30, 2005 is reflected as a liability in the accompanying condensed consolidated balance sheet. The balance due as of June 30, 2005 is payable as follows: $107 million in 2005, $49 million in 2006 and $13 million thereafter.

         SEG has also contracted to pay Programming Fees for the rights to exhibit films that have been released theatrically, but are not available for exhibition by SEG until some future date. These amounts have not been accrued at June 30, 2005. SEG's estimate of amounts payable under these agreements is as follows: $193 million in 2005; $472 million in 2006; $118 million in 2007; $105 million in 2008; $91 million in 2009; and $133 million thereafter.

         In addition, SEG is also obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2009, all qualifying films that are released theatrically in the United States by studios owned by Sony Pictures Entertainment ("Sony") through 2010 and all qualifying films produced for theatrical release in the United States by Revolution Studios through 2006. Films are generally available to SEG for exhibition 10 - 12 months after their theatrical release. The Programming Fees to be paid by SEG are based on the quantity and the domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, SEG is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant.

         In addition to the foregoing contractual film obligations, each of Disney and Sony has the right to extend its contract for an additional three years. If Sony elects to extend its contract, SEG has agreed to pay Sony a total of $190 million in four annual installments of $47.5 million beginning in 2011. This option expires December 31, 2007. If made, SEG's payments to Sony would be amortized ratably as programming expense over the extension period beginning in 2011. An extension of this agreement would also result in the payment by SEG of Programming Fees for qualifying films released by Sony during the extension period. If Disney elects to extend its contract, SEG would not be obligated to pay any amounts in excess of its Programming Fees for qualifying films released by Disney during the extension period. The Disney option expires December 31, 2007.

         GUARANTEES

         Liberty guarantees SEG's obligations under certain of its studio output agreements. At June 30, 2005, Liberty's guarantee for obligations for films released by such date aggregated $702 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above, SEG has recognized the liability for a portion of its obligations under the output agreements. As this represents a commitment of SEG, a consolidated subsidiary of Liberty, Liberty has not recorded a separate liability for its guarantee of these obligations.

         At June 30, 2005, Liberty has guaranteed (Y)4.5 billion ($40 million) of the bank debt of Jupiter Telecommunications, Co., Ltd. ("J-COM"), a former equity affiliate that provides broadband services in Japan. Liberty's guarantees expire as the underlying debt matures and is repaid. The debt maturity dates range from 2005 to 2018. Liberty's investment in J-COM was attributed to LMI in the LMI Spin Off. In connection with the LMI Spin Off, LMI has indemnified Liberty for any amounts Liberty is required to fund under these guarantees.

         In connection with agreements for the sale of certain assets, Liberty typically retains liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Liberty generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Liberty. These types of indemnification guarantees typically extend for a number of years. Liberty is unable to estimate the maximum potential liability for these types of indemnification guarantees as the sale agreements typically do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Liberty has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying condensed consolidated financial statements with respect to these indemnification guarantees.

         OPERATING LEASES

         Liberty and its subsidiaries lease business offices, have entered into satellite transponder lease agreements and use certain equipment under lease arrangements.

         LITIGATION

         Liberty has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying condensed consolidated financial statements.

         LOSS CONTRACT

         Subsequent to June 30, 2005, TruePosition entered into an agreement with one of its major customers whereby TruePosition will remove and replace certain location-based equipment supplied by another vendor and currently installed in the customer's network. TruePosition expects that the incremental revenue it will receive for such removal and replacement will be approximately $64 million. Pursuant to the provisions of Statement of Position 97-2, "SOFTWARE REVENUE RECOGNITION," a portion of the revenue will be recognized currently from the sale and installation of the equipment, and a portion will be recognized in future periods as hardware and software maintenance services are provided. TruePosition currently estimates that due to this revenue allocation it will incur a loss on the sale and installation of the equipment of approximately $75 million. TruePosition and Liberty will recognize this loss in the third quarter of 2005. The hardware and software maintenance revenue and related costs are expected to be recognized over a five-year period, which is the estimated economic life of the underlying equipment. TruePosition entered into this agreement because it believes future revenue from the customer's continuing network build-out and expansion will exceed the loss computed on the equipment component of the contractual arrangement. However, no assurance can be given that future business from this customer will be sufficient to offset the loss incurred on this portion of the contract.

         INCOME TAXES

         Since issuance, we have claimed interest deductions on our exchangeable debentures for federal income tax purposes based on the "comparable yield" at which we could have issued a fixed-rate debenture with similar terms and conditions. In all instances, this has resulted in us claiming interest deductions significantly in excess of the cash interest currently paid on our exchangeable debentures. Interest deducted in prior years on our exchangeable debentures has contributed to net operating losses ("NOLs") that may be carried to offset taxable income in 2005 and later years. Both these NOLs and current interest deductions on our exchangeable debentures are being used to offset taxable income currently being generated.

         The IRS has issued two Technical Advice Memorandums (the "TAMs") challenging the current deductibility of interest expense claimed on exchangeable debentures issued by other companies. The TAMs conclude that such interest expense must be capitalized as basis to the shares referenced in the exchangeable debentures. If the IRS were to similarly challenge our tax treatment of these interest deductions, and ultimately win such challenge, there would be no impact to our reported total tax expense as the resulting increase in current tax expense would be offset by a decrease in our deferred tax expense. However, the NOLs we have recorded would not be available to offset our current taxable income, and we would be required to make current federal income tax payments. These federal income tax payments could prove to be significant.

(11)     OPERATING SEGMENTS

         Liberty is a holding company which, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries. Each of these businesses is separately managed. Liberty identifies its reportable segments as (A) those consolidated subsidiaries that represent 10% or more of its consolidated revenue, earnings before income taxes or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of Liberty's earnings before income taxes. In 2004, Liberty had organized its businesses into four groups--Interactive Group, Networks Group, International Group and Corporate and Other. On June 7, 2004, Liberty completed the spin off of its wholly-owned subsidiary, LMI, to its shareholders. Substantially all of the assets and businesses of LMI were included in Liberty's International Group. On July 21, 2005, Liberty completed the spin off of DHC. DHC's assets are comprised of Liberty's 100% ownership interest in Ascent Media, which was included in its Interactive Group, and Liberty's 50% ownership interest in Discovery, which was included in its Networks Group, and $200 million in cash. As a result of the LMI Spin Off and the DHC Spin Off, Liberty now operates and analyzes its businesses individually, rather than combining them with other businesses into Groups. The segment presentation for prior periods has been conformed to the current period segment presentation.

         Liberty evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, operating cash flow, gross margin, average sales price per unit, number of units shipped, and revenue or sales per customer equivalent. In addition, Liberty reviews non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate.

         Liberty defines operating cash flow as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). Liberty believes this is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, litigation settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

         For the six months ended June 30, 2005, Liberty has identified the following businesses as its reportable segments:

         o QVC--consolidated subsidiary that markets and sells a wide variety of consumer products in the U.S. and several foreign countries, primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites.

         o SEG--consolidated subsidiary that provides premium programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States.

         Liberty's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant policies.

         PERFORMANCE MEASURES


                                                                             SIX MONTHS ENDED JUNE 30,
                                                             -----------------------------------------------------
                                                                       2005                        2004
                                                             -------------------------   -------------------------
                                                                             OPERATING                   OPERATING
                                                                               CASH                        CASH
                                                                REVENUE        FLOW         REVENUE        FLOW
                                                             -----------  ------------   -----------  ---------
                                                                                AMOUNTS IN MILLIONS

         QVC                                                 $     2,943           647         2,572           548
         SEG                                                         512            95           470           131
         Corporate and Other                                         205           (12)          205            (1)
                                                             -----------  ------------   -----------  ------------

         Consolidated Liberty                                $     3,660           730         3,247           678
                                                             ===========  ============   ===========  ============



                                                                             THREE MONTHS ENDED JUNE 30,
                                                             ----------------------------------------------------------
                                                                       2005                        2004
                                                             -------------------------   ------------------------------
                                                                             OPERATING                   OPERATING
                                                                               CASH                        CASH
                                                                REVENUE        FLOW         REVENUE        FLOW
                                                             -----------  ------------   -----------  ------------
                                                                                amounts in millions

         QVC                                                 $     1,479           324         1,289           278
         SEG                                                         258            47           238            62
         Corporate and Other                                         102            (3)          114             7
                                                             -----------  ------------   -----------  ------------

         Consolidated Liberty                                $     1,839           368         1,641           347
                                                             ===========  ============   ===========  ============



         OTHER INFORMATION



                                                                                 JUNE 30, 2005
                                                             ---------------------------------------------------
                                                                                  INVESTMENTS
                                                                 TOTAL                IN               CAPITAL
                                                                ASSETS            AFFILIATES        EXPENDITURES
                                                             -----------       ---------------    --------------
                                                                                amounts in millions

         QVC                                                 $    15,079                  3                    50
         SEG                                                       2,945                 47                     2
         Corporate and Other                                      23,797                632                    42
         Assets of discontinued operations                         5,584                 --                    --
                                                             -----------       ------------       ---------------

         Consolidated Liberty                                $    47,405                682                    94
                                                             ===========       ============       ===============


         The following tables provide a reconciliation of consolidated segment operating cash flow to earnings (loss) from continuing operations before income taxes and minority interests:


                                                                                      SIX MONTHS ENDED
                                                                                          JUNE 30,
                                                                            --------------------------------
                                                                                    2005              2004
                                                                            -----------------   ------------
                                                                                     amounts in millions

         Consolidated segment operating cash flow                             $       730                 678
         Stock-based compensation                                                     (17)                (10)
         Litigation settlements                                                        --                  42
         Depreciation and amortization                                               (322)               (322)
         Interest expense                                                            (295)               (298)
         Share of earnings of affiliates                                               11                   5
         Realized and unrealized gains (losses) on financial instruments,
              net                                                                     480                (583)
         Gains (losses) on dispositions of assets, net                               (363)                232
         Nontemporary declines in fair value of investments                            --                (128)
         Other, net                                                                    35                  88
                                                                              -----------     ---------------
         Earnings (loss) from continuing operations before income taxes
              and minority interests                                          $       259                (296)
                                                                              ===========     ===============
